FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                          FIRSTAR CENTER                       SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                 TELEPHONE (414) 271-2400                 TALLAHASSEE
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MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                                                            CLIENT/MATTER NUMBER
                                                                     014352/0102

                                November 14, 2000



Bandag, Incorporated
Bandag Headquarters
2905 North Highway 61
Muscatine, Iowa  52761-5886

Ladies and Gentlemen:

          We have acted as counsel for Bandag, Incorporated, an Iowa corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 900,000 shares of the Company's Class A Common Stock, $1 par value (the "Common Stock"), which may be issued pursuant to the Bandag, Incorporated Stock Award Plan (the "Plan").

          We have examined: (a) the Plan; (b) signed copies of the Registration Statement; (c) the Restated Articles of Incorporation and Amended By-laws of the Company, as amended to date; (d) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the State of Iowa.

          2. The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

FOLEY & LARDNER

  Bandag Incorporated
  November 14, 2000
  Page 2




          We consent to the use of this opinion as an Exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ FOLEY & LARDNER
                                        FOLEY & LARDNER